EXHIBIT 15.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-180408, No. 333-195691 and No. 333-199857) and Form F-3 (No. 333-206183) of AVG Technologies, N.V. of our report dated April 25, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ R.M. van Tongeren RA

PricewaterhouseCoopers Accountants N.V.

Amsterdam, the Netherlands

April 25, 2016